UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

New Fortress Energy LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	83-1482060
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

111 W. 19th Street, 8th Floor
New York, NY 10011
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A shares representing limited liability company interests	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-228339

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby are Class A shares representing limited liability company interests (the “Class A shares”), of New Fortress Energy LLC, a Delaware limited liability company (the “Registrant”).

A description of the Class A shares is set forth under the captions “Summary” and “Description of Shares” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-228339), initially filed with the Securities and Exchange Commission on November 9, 2018. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.
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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEW FORTRESS ENERGY LLC

By:	/s/Christopher S. Guinta
Name:	Christopher S. Guinta
Title:	Chief Financial Officer

Date: January 30, 2019

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